Exhibit 99.1
TEMPUR SEALY ANNOUNCES ACQUISITION OF SEALY BRAND RIGHTS IN JAPAN

– Expect Transaction To Close In Third Fiscal Quarter Of 2014

LEXINGTON, KY, APRIL 8, 2014 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, today announced it has signed a definitive agreement to acquire the Sealy brand rights in Japan and certain assets from its former licensee. The Company anticipates closing the transaction, which is subject to customary closing conditions, during its fiscal third quarter of 2014. Financial terms were not disclosed.

As part of the transaction, certain functions of the former licensee, including sales and marketing, will be integrated into the Company’s Japanese subsidiary. In addition, the companies have executed a supply agreement, whereby the former licensee will become a contract manufacturer for certain Sealy branded products in Japan.

Tempur Sealy International, Inc. CEO Mark Sarvary commented, “New market expansion is one of our four key strategic growth initiatives and is also an important driver in our long-term international revenue synergies targets. The acquisition of Sealy brand rights in Japan is the first transaction whereby we have regained rights from a Sealy licensee arrangement. Japan has been an important market for our Company for a long time and we are excited at the prospects of further increasing our penetration and market share with a strengthened brand and product offering."

Chief Financial Officer Dale Williams commented, “As a result of this transaction, we anticipate Japan will soon be our largest market as measured by sales outside of North America. Given our current expectation for when the deal will close, we anticipate the transaction will be break-even to modestly accretive to earnings in 2014 and accretive thereafter.”

Forward-looking Statements
This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its four key strategic growth initiatives, the anticipated growth of its business in Japan and its expected contribution to earnings for 2014 and future periods. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation (“Sealy”), including the Sealy business in Japan, into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in interest rates; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s  operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax proceedings; changing commodity costs; the risk that the Company’s final  purchase price allocation relating to the Sealy acquisition could be significantly different from the Company’s initial estimated purchase price allocation; and the effect of future legislative or regulatory changes.

Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's 2013 Annual Report on Form 10-K filed on February 21, 2014 with the SEC, under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products.  The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, OptimumTM and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Contact:
Mark Rupe
Vice President
Tempur Sealy International, Inc.
Investor.Relations@tempursealy.com
800-805-3635